UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2013
Accretive Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611

(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2013, the Board of Directors (the “Board”) of Accretive Health, Inc. (the “Company”) increased the number of members of the Board to ten and elected Steven J. Shulman as a Class I Director of the Company to serve until the 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier removal or resignation. Mr. Shulman was elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board. Mr. Shulman was not selected pursuant to any arrangement or understanding between Mr. Shulman and any other person. In addition, Mr. Shulman is not a party to any transaction, or series of transactions, involving the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Shulman will receive compensation for his board service as a non-employee director consistent with the Company's non-employee director compensation program. In addition, the Company has entered into an indemnification agreement with Mr. Shulman in the form that that the Company has entered into with its other directors and provides that the Company will indemnify Mr. Shulman to the fullest extent permitted by law for claims arising in his capacity as a director of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Shulman, the Company will be required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

Mr. Shulman, 61, has been an operating partner at Water Street Health Partners, a healthcare-focused private equity firm, since April 2008.  From December 2002 to February 2008, Mr. Shulman served as chairman and chief executive officer of Magellan Health Services, a specialty healthcare management organization. From 2000 to 2002, he served as chairman and chief executive officer of Internet Healthcare Group (IHCG), an early-stage health care services and technology venture fund that he founded.  From 1997 to 1999, Mr. Shulman served as chairman, president and chief executive officer of Prudential Healthcare, Inc.  Mr. Shulman serves on the boards of several privately-held companies.  He also serves on the Dean's Council at the State University of New York at Stony Brook.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.
Date:	April 19, 2013	By:	/s/ John T. Staton
John T. Staton
Chief Financial Officer and Treasurer